UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2013

LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     First Amendment to Sixth Amended and Restated Credit Agreement

On October 30, 2013, Linn Energy, LLC (the “Company”) entered into the First Amendment to Sixth Amended and Restated Credit Agreement dated as of October 30, 2013 (the “First Amendment”) among the Company, the subsidiaries of the Company guarantors thereunder, each of the lenders listed on Annex II thereto (the “Term Lenders), each of the other lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), which amends that certain Sixth Amended and Restated Credit Agreement dated as of April 24, 2013 (as amended, the “Credit Agreement”) among the Company, the lenders from time to time party thereto and the Administrative Agent. Pursuant to the First Amendment, the Company obtained a $500 million senior secured term loan (the “Term Loan”) under the Credit Agreement from the Term Lenders. The Term Loan has a maturity date of April 6, 2018, consistent with the maturity of the revolving loans under Credit Agreement, and bears interest based on either London Interbank Offered Rate (“LIBOR”) plus a margin of 2.50% per annum or the alternate base rate (“ABR”) plus a margin of 1.50% per annum, at the company’s election. Interest is generally payable quarterly for loans bearing interest based on the ABR and at the end of the applicable interest period for loans bearing interest at LIBOR. The Term Loan may be prepaid at the option of the Company, without premium or penalty, subject to breakage costs.

While the Term Loan is outstanding, the Company is required to maintain either: 1) mortgages on properties representing at least 80% of the total value of oil and natural gas properties included on the most recent reserve report, or 2) a Term Loan Collateral Coverage Ratio of at least 2.5 to 1. The Term Loan Collateral Coverage Ratio is defined as the ratio of the present value of future cash flows from proved reserves from the currently mortgaged properties to the lesser of: (i) the then-effective borrowing base and (ii) the maximum commitment amount and the aggregate amount of the Term Loan outstanding.

The other terms and conditions of the Credit Agreement, including the financial and other restrictive covenants set forth therein, are applicable to the Term Loan.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which will be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: November 5, 2013	By:	/s/ Candice J. Wells
Candice J. Wells
Vice President, General Counsel and Corporate Secretary